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                                                                     EXHIBIT 5.1


                              September 13, 1995



Cairn Energy USA, Inc.
8235 Douglas Avenue, Suite 1221
Dallas, Texas 75225

         Re:     Offering of Stock of Cairn Energy USA, Inc.

Gentlemen:

         On August 11, 1995, Cairn Energy USA, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (No. 33-61747) on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company and the selling stockholder, Phemus Corporation, a Massachusetts corporation (the "Selling Stockholder"), of an aggregate of 3,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), plus an additional 562,500 shares of Common Stock subject to the exercise of an over-allotment option to be granted by the Company (collectively, the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares to be sold by the Company and related matters, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.
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Cairn Energy USA, Inc.
September 13, 1995
Page 2




     Based upon the foregoing examination, we are of the opinion that the Shares to be issued by the Company and the Shares to be sold by the Selling Stockholder in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance and the Shares, when issued by the Company or sold by the Selling Stockholder in accordance with the terms of the form of Underwriting Agreement to be included as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                         a Professional Corporation



                                        By: /s/ MARK D. WIGDER
                                           ------------------------------
                                            Mark D. Wigder,
                                            Authorized Signatory